EXHIBIT 10.8

SUBSCRIPTION AGREEMENT

The Board of Directors
WestMountain Index Advisor, Inc.
123 North College Ave
Suite 200
Fort Collins, Colorado 80524

Re:	Subscription by Accredited Investors for Common Shares of WestMountain Index Advisor, Inc., a Colorado corporation (the "Company")

Gentlemen:

A.           Subscription

The undersigned accredited investors (collectively, the “Investor”) hereby irrevocably subscribes for and offers to purchase from the Company, then number of  shares  of the Company’s common stock, $0.001 par value per share, as stated below Investor’s signature (the "Shares") in accordance with the terms of this Agreement.   As full payment therefor, Investor shall transfer good and clear title to the claims recorded with the Alaska Department of Natural Resources, Recording Numbers 2010-000468-0 through 2010-000481-0, recorded on 10/19/2010 (collectively, the “Assets”) and Investor agrees to take such actions and execute such documents as may be necessary to document the transfer all of Investor’s right, title and interest, free and clear of any liens or claims to such Assets to Company.

B.           Subscriber's Representations and Warranties.

The Investor hereby represents and warrants as follows:

1.           Warranties.  In connection with the Company’s offer of the Shares, the Investor represents and warrants as follows:

(a)
that the Investor has had an opportunity to ask questions of the principals or representatives of the Company, and all such questions, if any, have been answered to the full satisfaction of the Investor;

(b)
that the Investor, individually or together with others on whom the Investor relies, has such knowledge and experience in financial and business affairs that the Investor has the capability of evaluating the merits and risks of the Investor’s investment in the Company;

(c)	that the Investor is financially responsible and able to meet the Investor’s obligations hereunder and acknowledge that this investment is by its nature speculative;

(d)
that the Company has made all disclosure and documents requested by the Investor pertaining to this investment available to the Investor and, where requested, to the Investor’s attorney, accountant and investment adviser; and

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(e)	that the Investor will not sell the Shares without registration under the Securities Act of 1933 or an exemption therefrom.

(f)
Good and clear title to the claims recorded with the Alaska Department of Natural Resources, Recording Numbers 2010-000468-0 through 2010-000481-0, recorded on 10/19/2010 (collectively, the “Assets”), can and is being transferred to the Company and that Investor will take such actions and execute such documents as may be necessary to transfer all of Investor’s right, title and interest, free and clear of any liens or claims to such assets to Company.

2.           Suitability.  The Investor warrants and represents that the Investor is able to bear the economic risk of this investment up to and including total loss of this high risk investment and understands that this investment may be illiquid for an indefinite period of time.  Investor further warrants and represents that Investor either has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Company or, together with others on whom the Investor relies, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Company; and  that the Investor relied upon the Investor’s own legal counsel or elected not to rely upon the Investor’s counsel despite the Company's recommendation that the Investor rely upon legal counsel.

3.           No Representations by the Company.  No representations or warranties, oral or otherwise, have been made to the Investor by the Company or any agent, employee or affiliate of the Company, or any other person whether or not associated with this offering, and in entering into this transaction, the Investor is not relying upon any information other than that contained in the results of his/her own investigation.

4.           Risk.  The Investor understands that an investment in the Company involves substantial risks.

5.           Residency Declaration.  The Investor represents and warrants that Investor is a resident of the the State of Idaho for Mr. Schifrin and the State of Colorado for Mr. Baughman.

6.           No Registration, Restrictions of Transferability, and Registration.  The Investor understands that the Shares which have been offered are not registered in any state and are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, under Section 4(6) thereof and analogous state law.  The Investor further understands that any transfers to residents of the United States must be made pursuant to registration or an exemption from registration both under federal securities law and any applicable securities laws in the transferee's state.

7.           Accredited Investor.  The Investor represents and warrants that Investor is an “accredited investor” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.

8.           Binding Agreement.  The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement is a legally binding obligation of the Investor in accordance with its terms.

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C.           Miscellaneous.

1.           This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

2.           This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  The provisions of this Agreement may not be modified or waived except in writing.

3.           The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

IN WITNESS WHEREOF, the Investor has executed this Agreement this 18th day of February, 2011.

/s/ Greg Schifrin Print Name: Greg Schifrin Title: Mining Minerals, LLC (if Investor is an entity) Number of Shares subscribed for: 5,000,000

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for on the day and date above.

WESTMOUNTAIN INDEX ADVISOR, INC. By: /s/ Greg Schifrin Greg Schifrin, President

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